Exhibit 99.1

Company:

Michael J. Fitzpatrick

Chief Financial Officer

OceanFirst Financial Corp.

Tel: (732)240-4500, ext. 7506

Fax: (732)349-5070

email:Mfitzpatrick@oceanfirst.com

FOR IMMEDIATE RELEASE

OceanFirst Financial Corp.

ANNOUNCES INCREASE IN QUARTERLY EARNINGS

AND CONTINUATION OF QUARTERLY DIVIDEND

TOMS RIVER, NEW JERSEY, October 19, 2006…OceanFirst Financial Corp. (NASDAQ:OCFC), the holding company for OceanFirst Bank, today announced that diluted earnings per share for the quarter ended September 30, 2006 increased to $.42 from $.40 for the corresponding prior year period and $.41 in the linked quarter. For the nine months ended September 30, 2006 diluted earnings per share was $1.18 as compared to $1.20 for the corresponding prior year period. The Company also announced that its Board of Directors declared a regular quarterly cash dividend of $.20 per share—covering the three month period ended September 30, 2006—to be paid on November 10, 2006, to shareholders of record on October 27, 2006.

In making today’s announcement, John R. Garbarino, Chairman, President and Chief Executive Officer said, “We are pleased to report consecutive quarters of earnings growth achieved despite the adverse interest rate environment. I am also pleased to announce our thirty-ninth consecutive quarterly cash dividend reflective of consistent delivery of solid earnings into our tenth year as a public company.”

Results of Operations

Net interest income for the three and nine months ended September 30, 2006 decreased to $14.5 million and $44.3 million, respectively, as compared to $15.4 million and $45.5 million, respectively, in the same prior year periods, reflecting a lower net interest margin partly offset by higher levels of interest-earning assets. The net interest margin decreased to 2.89% and 3.03%, respectively, for the three and nine months ended September 30, 2006 from 3.28% and 3.32%, respectively, in the same prior year periods. The yield on interest-earning assets increased to 6.06% and 5.93%, respectively, for the three and nine months ended September 30, 2006, as compared to 5.61% and 5.50%, respectively, for the same prior year periods. The cost of interest-bearing liabilities increased to 3.47% and 3.18%, respectively, for the three and nine months ended September 30, 2006, as compared to 2.57% and 2.41%, respectively, in the same prior year periods. The increased cost of interest-bearing liabilities is due to the continued increase of interest rates on the short-term end of the yield curve and intensified competition for deposits. Since September 30, 2005 the Board of Governors of the Federal Reserve increased the federal funds borrowing rate 6 times for a total of 150 basis points. Average interest-earning assets increased by $121.4 million and $118.3 million, respectively, for the three and nine months ended September 30, 2006, as compared to the same prior year periods. The growth was concentrated in average loans receivable which grew $142.9 million, or 8.6%, for the three months ended September 30, 2006, as compared to the same prior year period. For the nine months ended September 30, 2006 average loans receivable increased $151.1 million, or 9.4%, as compared to the same prior year period. The loan growth was funded by average borrowed funds which grew $107.3 million and average interest-bearing deposits which grew $22.2 million for the three months ended September 30, 2006, as compared to the same prior year period. For the nine months ended September 30, 2006, average borrowed funds increased $77.5 million and average interest-bearing deposits increased $35.6 million as compared to the same prior year period.

Other income amounted to $6.6 million and $17.6 million for the three and nine months ended September 30, 2006, respectively, as compared to $6.3 million and $18.1 million, respectively, in the same prior year periods. For the three and nine months ended September 30, 2006, the Company recorded gains of $3.5 million and $8.5 million, respectively, on the sale of loans, as compared to gains of $3.5 million and $10.1 million, respectively, in the same prior year periods. Loans sold for the three month period ended September 30, 2006 increased to $245.7 million from $212.4 million in the same prior year period. Loans sold for the nine month period ended September 30, 2006 decreased to $505.5 million from $538.7 million in the same prior year period. Most of the decline in sales volume for the nine month period ended September 30, 2006 occurred at the Company’s mortgage banking subsidiary, Columbia Home Loans, LLC during the first quarter of 2006. The decline experienced by Columbia in the first quarter of 2006 was partly reflective of declines experienced industry-wide. Additionally, staff turnover in the wholesale alternative credit channel adversely affected sales volume. In light of the continuing pressure on volume and margins, Columbia implemented plans to consolidate lending channels to a more centralized platform designed to improve efficiency and reduce operating costs. The consolidation also adversely impacted the volume of loan sales. During the second quarter of 2006 Columbia re-established the wholesale alternative credit channel and sales volume was restored to exceed prior year levels, for the second and third quarter. Fees and service charges increased $271,000, or 11.3%, and $878,000, or 12.6%, for the three and nine months ended September 30, 2006, respectively, as compared to the same prior year periods primarily related to fees from reverse mortgage loans, a new emphasis for the Company, as well as fees from title insurance and trust services.

Operating expenses decreased to $13.5 million and $40.2 million, respectively, for the three and nine months ended September 30, 2006, as compared to $14.2 million and $40.7 million, respectively, for the corresponding prior year periods. The decrease in operating expenses was due to reduced incentive plan accruals and loan related marketing expense reductions.

Financial Condition

Loans receivable net, increased by $60.2 million, a 4.9% annualized rate, at September 30, 2006 as compared to December 31, 2005. Deposits increased to $1,371.7 million at September 30, 2006 from $1,356.6 million at December 31, 2005. Federal Home Loan Bank borrowings increased $48.3 million at September 30, 2006 as compared to December 31, 2005 in order to fund loan growth. For the year-to-date, the holding company issued Trust Preferred Securities for $12.5 million, the proceeds of which were partly used to fund the Company’s continuing common stock repurchase program.

Stockholders’ equity decreased by $1.8 million to $137.0 million at September 30, 2006, as compared to $138.8 million at December 31, 2005. For the nine months ended September 30, 2006, 669,604 common shares were repurchased at a total cost of $15.3 million. Under the 5% repurchase program authorized by the Board of Directors in October 2005, 26,080 shares remained to be purchased as of September 30, 2006. A new repurchase program, the Company’s thirteenth, was announced on July 19, 2006. Under this 5% repurchase program, an additional 615,883 shares are available for repurchase. The reduction in stockholders’ equity due to common stock repurchases was partly offset by net income, proceeds from stock option exercises and related tax benefit, and Employee Stock Ownership Plan amortization.

Asset Quality

The Company’s non-performing assets totaled $4.0 million at September 30, 2006 as compared to $1.9 million at December 31, 2005. For the nine months ended September 30, 2006 the Company realized net loan charge-offs of $150,000 as compared to net loan charge-offs of $628,000 for the same prior year period.

Conference Call

As previously announced, the Company will host an earnings conference call on Friday, October 20, 2006 at 11:00 a.m. Eastern time. The direct dial number for the call is (877) 407-8035. For those unable to participate in the conference call, a replay will be available. To access the replay, dial (877) 660-6853, Account #286, Conference ID #215336, from one hour after the end of the call until midnight on Friday, October 27, 2006.

OceanFirst Financial Corp.’s subsidiary, OceanFirst Bank, founded in 1902, is a federally-chartered stock savings bank with $2.1 billion in assets and nineteen branches located in Ocean, Monmouth and Middlesex counties, New Jersey. The Bank is the largest and oldest community-based financial institution headquartered in Ocean County, New Jersey.

OceanFirst Financial Corp.’s press releases are available at no charge by visiting us on the worldwide web at http://www.oceanfirst.com.

Forward-Looking Statements

This news release contains certain forward-looking statements which are based on certain assumptions and describe future plans, strategies and expectations of the Company. These forward-looking statements are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Board of Governors of the Federal Reserve System, the quality or composition of the loan or investment portfolios, demand for loan products, deposit flows, competition, demand for financial services in the Company’s market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake – and specifically disclaims any obligation – to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(dollars in thousands, except per share amounts)

	September 30, 2006	December 31, 2005	September 30, 2005
	(Unaudited)		(Unaudited)
ASSETS

Cash and due from banks	$36,967	$31,108	$31,614
Investment securities available for sale	82,050	83,861	84,507
Federal Home Loan Bank of New York stock, at cost	24,634	21,792	19,450
Mortgage-backed securities available for sale	71,692	85,025	92,571
Loans receivable, net	1,714,760	1,654,544	1,618,304
Mortgage loans held for sale	62,206	32,044	66,240
Interest and dividends receivable	8,366	7,089	7,360
Real estate owned, net	288	278	278
Premises and equipment, net	17,722	16,118	15,521
Servicing asset	9,565	9,730	9,671
Bank Owned Life Insurance	36,842	36,002	35,846
Intangible Assets	1,195	1,272	1,298
Other assets	6,877	6,494	6,893

Total assets	$2,073,164	$1,985,357	$1,989,553

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits	$1,371,738	$1,356,568	$1,369,414
Securities sold under agreements to repurchase with retail customers	55,050	54,289	67,727
Securities sold under agreements to repurchase with the Federal Home Loan Bank	34,000	59,000	59,000
Federal Home Loan Bank advances	428,200	354,900	330,000
Other borrowings	17,500	5,000	5,000
Advances by borrowers for taxes and insurance	8,788	7,699	8,517
Other liabilities	20,878	9,117	13,359

Total liabilities	1,936,154	1,846,573	1,853,017

Stockholders’ equity:
Preferred stock, $.01 par value, 5,000,000 shares authorized, no shares issued	—	—	—
Common stock, $.01 par value, 55,000,000 shares authorized, 27,177,372 shares issued and 12,349,245, 12,698,505, and 12,720,732 shares outstanding at September 30, 2006, December 31, 2005 and September 30, 2005, respectively	272	272	272
Additional paid-in capital	201,319	197,621	196,924
Retained earnings	168,069	164,613	162,450
Accumulated other comprehensive loss	(869)	(1,223)	(1,256)
Less: Unallocated common stock held by Employee Stock Ownership Plan	(6,645)	(7,472)	(7,766)
Treasury stock, 14,828,127, 14,478,867, and 14,456,640 shares at September 30, 2006, December 31, 2005 and September 30, 2005, respectively	(225,136)	(215,027)	(214,088)
Common stock acquired by Deferred Compensation Plan	1,517	1,383	1,365
Deferred Compensation Plan Liability	(1,517)	(1,383)	(1,365)

Total stockholders’ equity	137,010	138,784	136,536

Total liabilities and stockholders’ equity	$2,073,164	$1,985,357	$1,989,553

OceanFirst Financial Corp.

CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share amounts)

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
	(Unaudited)		(Unaudited)
Interest income:
Loans	$27,825	$24,222	$79,051	$68,752
Mortgage-backed securities	812	897	2,518	2,959
Investment securities and other	1,679	1,209	5,102	3,799

Total interest income	30,316	26,328	86,671	75,510

Interest expense:
Deposits	8,939	6,056	24,040	16,074
Borrowed funds	6,918	4,862	18,343	13,921

Total interest expense	15,857	10,918	42,383	29,995

Net interest income	14,459	15,410	44,288	45,515
Provision for loan losses	50	100	100	350

Net interest income after provision for loan losses	14,409	15,310	44,188	45,165

Other income:
Loan servicing income	136	47	408	148
Fees and service charges	2,677	2,406	7,854	6,976
Net gain on sales of loans and securities available for sale	3,515	3,535	8,474	10,079
Net loss from other real estate operations	(60)	—	(60)	—
Income from Bank Owned Life Insurance	291	321	840	856
Other	44	5	55	47

Total other income	6,603	6,314	17,571	18,106

Operating expenses:
Compensation and employee benefits	7,497	8,206	22,752	23,219
Occupancy	1,244	1,109	3,564	3,284
Equipment	767	659	1,975	1,934
Marketing	531	750	1,230	2,213
Federal deposit insurance	133	126	400	379
Data processing	859	857	2,569	2,413
General and administrative	2,483	2,485	7,735	7,276

Total operating expenses	13,514	14,192	40,225	40,718

Income before provision for income taxes	7,498	7,432	21,534	22,553
Provision for income taxes	2,592	2,602	7,461	7,902

Net income	$4,906	$4,830	$14,073	$14,651

Basic earnings per share	$0.43	$0.41	$1.22	$1.24

Diluted earnings per share	$0.42	$0.40	$1.18	$1.20

Average basic shares outstanding	11,465	11,793	11,567	11,859

Average diluted shares outstanding	11,689	12,184	11,880	12,251

Cash earnings (1)	$5,576	$5,576	$16,227	$16,882

Diluted cash earnings per share	$0.48	$0.46	$1.37	$1.38

(1)	Cash earnings are determined by adding (net of taxes) to reported earnings the non-cash expenses stemming from the amortization and appreciation of allocated shares in the company’s stock-related benefit plans and the amortization of intangible assets.

OceanFirst Financial Corp.

SELECTED CONSOLIDATED FINANCIAL DATA

(in thousands, except per share amounts)

	At September 30, 2006	At December 31, 2005	At September 30, 2005
STOCKHOLDERS’ EQUITY

Stockholders’ equity to total assets	6.61%	6.99%	6.86%
Common shares outstanding (in thousands)	12,349	12,699	12,721
Stockholders’ equity per common share	$ 11.09	$ 10.93	$ 10.73
Tangible stockholders’ equity per common share	11.00	10.83	10.63

ASSET QUALITY

Allowance for loan losses	$10,411	$10,460	$10,410
Nonperforming loans	3,699	1,595	1,424
Nonperforming assets	3,987	1,873	1,702
Allowance for loan losses as a percent of total loans receivable	0.58%	0.62%	0.61%
Allowance for loan losses as a percent of nonperforming loans	281.45	655.80	731.04
Nonperforming loans as a percent of total loans receivable	0.21	0.09	0.08
Nonperforming assets as a percent of total assets	0.19	0.09	0.09

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets	0.94%	0.98%	0.92%	1.01%
Return on average stockholders’ equity	14.79	14.33	14.00	14.47
Interest rate spread	2.59	3.04	2.75	3.09
Interest rate margin	2.89	3.28	3.03	3.32
Operating expenses to average assets	2.58	2.87	2.62	2.81
Efficiency ratio	64.16	65.33	65.03	64.00

CASH EARNINGS

Although reported earnings and return on stockholders’ equity are traditional measures of performance, the Company believes that the change in stockholders’ equity or “cash earnings,” and related return measures are also a significant measure of a company’s performance. Cash earnings exclude the effects of various non-cash expenses, such as the employee stock plans amortization expense and related tax benefit, as well as the amortization of intangible assets. The following table reconciles the Company’s net income with cash earnings. The table is a pro forma calculation which is not in accordance with GAAP.

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Net income	$4,906	$4,830	$14,073	$14,651
Add: Employee stock plans amortization Expense	771	832	2,490	2,526
Amortization of intangible assets	26	26	78	78
Less: Tax benefit (1)	(127)	(112)	(414)	(373)

Cash earnings	$5,576	$5,576	$16,227	$16,882

Basic cash earnings per share	$0.49	$0.47	$1.40	$1.42

Diluted cash earnings per share	$0.48	$0.46	$1.37	$1.38

(1)	The Company does not receive any tax benefit for that portion of employee stock plan amortization expense relating to the ESOP fair market value adjustment.

OceanFirst Financial Corp.

SELECTED LOAN AND DEPOSIT DATA

(in thousands)

LOANS RECEIVABLE

	At September 30, 2006	At December 31, 2005
Real estate:
One- to four-family	$1,235,443	$1,187,226
Commercial real estate, multi-family and land	302,149	281,585
Construction	18,690	22,739
Consumer	180,601	146,911
Commercial	48,509	61,637

Total loans	1,785,392	1,700,098

Loans in process	(3,644)	(7,646)
Deferred origination costs, net	5,629	4,596
Allowance for loan losses	(10,411)	(10,460)

Total loans, net	1,776,966	1,686,588

Less: mortgage loans held for sale	62,206	32,044

Loans receivable, net	$1,714,760	$1,654,544

Mortgage loans serviced for others	$948,749	$910,272
Loan pipeline	254,786	293,934

	For the three months ended September 30,		For the nine months ended September 30,
	2006	2005	2006	2005
Loan originations	$331,465	$368,427	$926,105	$1,015,606
Loans sold	245,658	212,392	505,457	538,700
Net charge-offs	326	204	150	628

DEPOSITS

	At September 30, 2006	At December 31, 2005
Type of Account

Non-interest bearing	$122,714	$120,188
Interest-bearing checking	385,390	381,787
Money market deposit	108,022	125,169
Savings	209,032	242,689
Time deposits	546,580	486,735

	$1,371,738	$1,356,568

OceanFirst Financial Corp.

ANALYSIS OF NET INTEREST INCOME

	FOR THE QUARTERS ENDED SEPTEMBER 30,
	2006			2005
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$8,960	$117	5.22%	$8,846	$76	3.44%
Investment securities (1)	83,917	1,212	5.78	85,978	887	4.13
FHLB stock	25,940	350	5.40	19,596	246	5.02
Mortgage-backed securities (1)	74,679	812	4.35	100,549	897	3.57
Loans receivable, net (2)	1,806,060	27,825	6.16	1,663,158	24,222	5.83

Total interest-earning assets	1,999,556	30,316	6.06	1,878,127	26,328	5.61

Non-interest-earning assets	99,144			99,493

Total assets	$2,098,700			$1,977,620

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$703,986	3,039	1.73	$749,488	2,193	1.17
Time deposits	557,093	5,900	4.24	489,411	3,863	3.16

Total	1,261,079	8,939	2.84	1,238,899	6,056	1.96
Borrowed funds	567,003	6,918	4.88	459,736	4,862	4.23

Total interest-bearing liabilities	1,828,082	15,857	3.47	1,698,635	10,918	2.57

Non-interest-bearing deposits	124,998			127,718
Non-interest-bearing liabilities	12,896			16,468

Total liabilities	1,965,976			1,842,821
Stockholders’ equity	132,724			134,799

Total liabilities and stockholders’ equity	$2,098,700			$1,977,620

Net interest income		$14,459			$15,410

Net interest rate spread (3)			2.59%			3.04%

Net interest margin (4)			2.89%			3.28%

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2006			2005
	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST	AVERAGE BALANCE	INTEREST	AVERAGE YIELD/ COST
	(Dollars in thousands)
Assets
Interest-earnings assets:
Interest-earning deposits and short-term investments	$8,706	$315	4.82%	$12,231	$269	2.93%
Investment securities (1)	84,480	3,880	6.12	86,272	2,882	4.45
FHLB stock	24,289	907	4.98	19,921	648	4.34
Mortgage-backed securities (1)	79,506	2,518	4.22	111,288	2,959	3.55
Loans receivable, net (2)	1,751,643	79,051	6.02	1,600,564	68,752	5.73

Total interest-earning assets	1,948,624	86,671	5.93	1,830,276	75,510	5.50

Non-interest-earning assets	96,516			101,048

Total assets	$2,045,140			$1,931,324

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Transaction deposits	$717,194	8,544	1.59	$733,548	5,526	1.00
Time deposits	531,557	15,496	3.89	479,624	10,548	2.93

Total	1,248,751	24,040	2.57	1,213,172	16,074	1.77
Borrowed funds	526,266	18,343	4.65	448,787	13,921	4.14

Total interest-bearing liabilities	1,775,017	42,383	3.18	1,661,959	29,995	2.41

Non-interest-bearing deposits	124,508			119,236
Non-interest-bearing liabilities	11,563			15,117

Total liabilities	1,911,088			1,796,312
Stockholders’ equity	134,052			135,012

Total liabilities and stockholders’ equity	$2,045,140			$1,931,324

Net interest income		$44,288			$45,515

Net interest rate spread (3)			2.75%			3.09%

Net interest margin (4)			3.03%			3.32%

(1)	Amounts are recorded at average amortized cost.
(2)	Amount is net of deferred loan fees, undisbursed loan funds, discounts and premiums and estimated loss allowances and includes loans held for sale and non-performing loans.
(3)	Net interest rate spread represents the difference between the yield on interest -earning assets and the cost of interest-bearing liabilities.
(4)	Net interest margin represents net interest income divided by average interest -earning assets.